SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Virginia Commerce Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Virginia	0-28635	54-1964895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

5350 Lee Highway, Arlington, Virginia 22207
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A
(Former Name or Former Address, if changed since last report)

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers

(e)           On January 30, 2008, the Compensation Committee of the Board of Directors of Virginia Commerce Bancorp, Inc. (the “Company”) authorized the payment of the annual cash bonuses, and the award of options under the Company’s 1998 Stock Option Plan, to the Company’s named executive officers, as set forth in the table below.  The committee also authorized increases in base compensation to the amounts set forth below, effective January 1, 2008, for each named executive officer.

Name	Title	Cash Bonus	Options Awarded	Base Salary	Percentage Increase in Base Salary
Peter A. Converse	Chief Executive Officer — Company; President and Chief Executive Officer — Bank	$200,000	24,500	$381,000	2.97%
Michael G. Anzilotti	President — Company	$ 48,000	10,925	$169,950	3.00%
R. B. Anderson, Jr.	Executive Vice President and Chief Lending Officer — Bank	$100,000	14,900	$231,750	3.00%
William K. Beauchesne	Treasurer and Chief Financial Officer — Company; Executive Vice President and Chief Financial Officer — Bank	$ 56,000	12,250	$190,550	3.00%
Steven A. Reeder	Executive Vice President — Retail Banking-Bank	$ 30,000	10,595	$164,800	3.00%

                The Board of Directors also approved on January 30, 2008, the award of an aggregate of 36,000 options to purchase common stock the non-employee directors of the Company, as set forth in the table below:

Name	Options Awarded
Leonard Adler	6,000
W. Douglas Fisher	6,000
David M. Guernsey	6,000
Robert H. L’Hommedieu	6,000
Norris E. Mitchell	6,000
Arthur L. Walters	6,000

                All options granted to named executive officers and directors have an exercise price of $11.74 per share, have a 10 year term from the date of grant, vest in five annual installments commencing January 30, 2009, and are subject to the terms of the 1998 Stock Option Plan.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

	By:	/s/ Peter A. Converse
Peter A. Converse, Chief Executive Officer

Dated: February 5, 2008